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As filed with the Securities and Exchange Commission on September 5, 2017

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Brookfield Business Partners L.P.
(Exact name of registrant as specified in its charter)

Bermuda (State or Other Jurisdiction of Incorporation or Organization)	Not applicable (I.R.S. Employer Identification Number)
73 Front Street, 5th Floor Hamilton, HM 12, Bermuda +1 (441) 295-1443 (Address and Telephone Number of Registrant's Principal Executive Offices	Craig J. Laurie Brookfield Place 250 Vesey Street, 15th Floor New York, NY 10281-1023 (212) 417-7000 (Name, Address and Telephone Number of Agent For Service)

Copies to:

Mile T. Kurta, Esq.
Torys LLP
1114 Avenue of the Americas
New York, New York 10036
(212) 880-6000

Approximate date of commencement of proposed sale to the public:
From time to time on or after the effective date of this Registration Statement.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C., filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

           Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

           Emerging growth company ☐

           If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Limited Partnership Units	(1)	(1)	(1)	(2)

(1)
Omitted pursuant to General Instruction II.F. of Form F-3. An indeterminate aggregate initial offering price or number of limited partnership units is being registered as may from time to time be offered at indeterminate prices.

(2)
In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, the Registrant is deferring payment of all of the registration fee.

Brookfield Business Partners L.P.

Limited Partnership Units

        Brookfield Business Partners L.P. (the "company") may, from time to time, issue and sell limited partnership units (the "Units"), and certain selling unitholders may sell Units, in one or more offerings pursuant to this prospectus.

        Each time Units are offered, the company will provide a prospectus supplement containing more specific information about the particular offering and attach it to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus.

        You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents incorporated by reference, before you invest in the Units.

        The Units are traded on the New York Stock Exchange (the "NYSE") under the symbol "BBU" and the Toronto Stock Exchange (the "TSX") under the symbol "BBU.UN". The last reported sale price of the Units on September 1, 2017 was $30.65 per Unit on the NYSE and C$37.90 per Unit on the TSX.

        An investment in the Units involves a high degree of risk. See "Risk Factors" beginning on page 1.

        Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.

The date of this prospectus is September 5, 2017.

 TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	ii
WHERE YOU CAN FIND MORE INFORMATION	ii
DOCUMENTS INCORPORATED BY REFERENCE	iii
CAUTION REGARDING FORWARD-LOOKING INFORMATION	iv
SUMMARY	1
The Offer and Expected Timetable	1
The Company	1
RISK FACTORS	1
REASON FOR THE OFFER AND USE OF PROCEEDS	1
DESCRIPTION OF THE UNITS	1
PLAN OF DISTRIBUTION	2
SELLING UNITHOLDERS	3
SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES	4
LEGAL MATTERS	4
EXPERTS	5
EXPENSES	5

        You should rely only on the information contained, or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus prepared by the company or on the company's behalf. The company has not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. References to this "prospectus" include documents incorporated by reference herein. See "Documents Incorporated by Reference." The company is not making an offer of these securities in any jurisdiction where an offer is not permitted and, therefore, this document may only be used where it is legal to offer these securities. The information in this prospectus or the documents incorporated by reference is accurate only as of the date on the front of such documents. Our business, financial condition, results of operations and prospects may have changed since then.

i

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that the company filed with the U.S. Securities and Exchange Commission (the "SEC") using a shelf registration process. Under this shelf registration process, the company may sell Units in one or more offerings. This prospectus provides you with a general description of the Units. Each time the company sells Units, the company will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

        Before you invest, you should read both this prospectus and any applicable prospectus supplement, together with additional information incorporated by reference and described under the heading "Documents Incorporated by Reference." This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. You should refer to the registration statement and the exhibits to the registration statement for further information with respect to us and the securities that may be offered hereunder.

        Unless the context requires otherwise, when used in this prospectus, the terms "we," "us" and "our" refer to the company collectively with its subsidiary entities and operating entities.

        In this prospectus and any prospectus supplement, unless otherwise indicated, all dollar amounts and references to "$" or "US$" are to U.S. dollars, and all references to "C$" are to Canadian dollars.

WHERE YOU CAN FIND MORE INFORMATION

        The company is subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), applicable to "foreign private issuers" (as such term is defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act")) and the company will fulfill its obligations with respect to these requirements by filing or furnishing reports with the SEC. In addition, the company is required to file documents filed with the SEC with the securities regulatory authority in each of the provinces and territories of Canada. Periodic reports and other information filed with the SEC may be inspected and copied at the SEC's Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Room of the SEC, 100 F. Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding the company and other issuers that file electronically with the SEC. The address of the SEC internet site is www.sec.gov. You are invited to read and copy any reports, statements or other information, other than confidential filings, that the company files with the Canadian securities regulatory authorities. These filings are electronically available from the Canadian System for Electronic Document Analysis and Retrieval (SEDAR) at www.sedar.com, the Canadian equivalent of the SEC's electronic document gathering and retrieval system. This information is also available on the company's website at www.bbu.brookfield.com. Throughout the period of distribution, copies of these materials will also be available for inspection during normal business hours at the offices of the company's service provider at Brookfield Place, 250 Vesey Street, 15th Floor, New York, New York, United States 10281-1023.

        As a foreign private issuer, the company is exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and its officers, directors and principal unitholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act relating to their purchases and sales of Units. In addition, the company is not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, the company intends to file with the SEC, as soon as practicable, and in any event within four months after the end of each fiscal year, an annual report on Form 20-F containing financial statements audited by an independent public accounting firm. The company also intends to furnish quarterly reports on Form 6-K containing unaudited interim financial information for each of the first three quarters of each fiscal year.

DOCUMENTS INCORPORATED BY REFERENCE

        The SEC allows the company to "incorporate by reference" into this prospectus certain documents that the company files with or furnishes to the SEC. This means that the company can disclose important information to you by referring to those documents. Any reports filed by the company with the SEC after the date of this prospectus and before the date that the offering of the Units by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

        The following documents, which have been filed with the securities regulatory authorities in Canada and filed with, or furnished to, the SEC, are specifically incorporated by reference in this prospectus:

  1.
  the company's annual report on Form 20-F for the fiscal year ended December 31, 2016, dated March 9, 2017 and filed on March 10, 2017 on Form 20-F (the "Annual Report"), which includes the company's audited consolidated financial statements as at December 31, 2016 and 2015, and for the years ended December 31, 2016, 2015 and 2014 and related notes, together with the independent registered chartered accountants' report thereon; and

  2.
  the unaudited interim condensed consolidated financial statements and notes of the company as at June 30, 2017 and December 31, 2016 and for the three and six months ended June 30, 2017 and 2016, and the management's discussion and analysis of the company for the three and six months ended June 30, 2017 and 2016, included as Exhibit 99.1 in the company's report on Form 6-K filed on August 11, 2017.

        All annual reports filed by the company with the SEC on Form 20-F and any Form 6-K filed or furnished by the company that is identified in such form as being incorporated by reference into the registration statement of which this prospectus forms a part, in each case, subsequent to the date of this prospectus and prior to the termination of this offering, are incorporated by reference into this prospectus as of the date of the filing of such documents. The company shall undertake to provide without charge to each person to whom a copy of this prospectus has been delivered, upon the written or oral request of any such person to the company, a copy of any or all of the documents referred to above that have been or may be incorporated into this prospectus by reference, including exhibits to such documents, unless such exhibits are specifically incorporated by reference to such documents. Requests for such copies should be directed to:

    Brookfield Business Partners L.P.
    Corporate Secretary
    73 Front Street, 5th Floor
    Hamilton HM 12
    Bermuda

        Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded, for the purposes of this prospectus, to the extent that a statement contained in this prospectus, or in any other subsequently filed or furnished document which also is or is deemed to be incorporated by reference in this prospectus, modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement will not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

 CAUTION REGARDING FORWARD-LOOKING INFORMATION

        This prospectus and the documents incorporated by reference in this prospectus contain certain "forward-looking statements" and "forward-looking information" within the meaning of applicable U.S. and Canadian securities laws. Forward-looking statements include statements that are predictive in nature, depend upon or refer to future events or conditions, include statements regarding our operations, business, financial condition, expected financial results, performance, prospects, opportunities, priorities, targets, goals, ongoing objectives, strategies and outlook, as well as the outlook for North American and international economies for the current fiscal year and subsequent periods, and include words such as "expects", "anticipates", "plans", "believes", "estimates", "seeks", "intends", "targets", "projects", "forecasts", "likely", or negative versions thereof and other similar expressions, or future or conditional verbs such as "may", "will", "should", "would" and "could".

        Although these forward-looking statements and information are based upon our beliefs, assumptions and expectations that we believe are reasonable, you should not place undue reliance on such forward-looking statements and information because they involve known and unknown risks, uncertainties and other factors, many of which are beyond our control, which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievement expressed or implied by such forward-looking statements and information. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward looking statements.

        Factors that could cause actual results to differ materially from those contemplated or implied by forward-looking statements include, but are not limited to: changes in the general economy; general economic and business conditions that could impact our ability to access capital markets and credit markets; the cyclical nature of most of our operations; exploration and development may not result in commercially productive assets; actions of competitors; foreign currency risk; our ability to derive fully anticipated benefits from future or existing acquisitions, joint ventures, investments or dispositions; actions or potential actions that could be taken by our co-venturers, partners, fund investors or co-tenants; risks commonly associated with a separation of economic interest from control; failure to maintain effective internal controls; actions or potential actions that could be taken by Brookfield Asset Management Inc. and any of its subsidiaries, other than us ("Brookfield"); the departure of some or all of Brookfield's key professionals; pending or threatened litigation; changes to legislation and regulations; operational and reputational risks; possible environmental liabilities and other contingent liabilities; our ability to obtain adequate insurance at commercially reasonable rates; our financial condition and liquidity; volatility in oil and gas prices; capital expenditures required in connection with finding, developing or acquiring additional reserves; downgrading of credit ratings and adverse conditions in the credit markets; changes in financial markets, foreign currency exchange rates, interest rates or political conditions; the impact of the potential break-up of political-economic unions (or the departure of a union member); the general volatility of the capital markets and the market price of our Units; and other factors described under "Risk Factors" in this prospectus and in the applicable prospectus supplement (including in the documents incorporated by reference herein and therein).

        Statements relating to "reserves" are deemed to be forward-looking statements as they involve the implied assessment, based on certain estimates and assumptions, that the reserves described herein can be profitably produced in the future.

        We caution that the foregoing list of important factors that may affect future results is not exhaustive. The forward-looking statements represent our views as of the date of this prospectus and the documents incorporated by reference herein and should not be relied upon as representing our views as of any date subsequent to such dates. While we anticipate that subsequent events and developments may cause our views to change, we disclaim any obligation to update the forward-looking statements, other than as required by applicable law. For further information on these known and unknown risks, please see "Risk Factors" in this prospectus and in the applicable prospectus supplement (including in the documents incorporated by reference herein and therein).

        The risk factors included in this prospectus, in the applicable prospectus supplement, and in the documents incorporated by reference herein and therein could cause our actual results and our plans and strategies to vary from our forward-looking statements and information. In light of these risks, uncertainties and assumptions, the events described by our forward-looking statements and information might not occur. We qualify any and all of our forward-looking statements and information by these risk factors. Please keep this cautionary note in mind as you read this prospectus, the applicable prospectus supplement, and the documents incorporated by reference herein and therein.

v

 SUMMARY

The Offer and Expected Timetable

        The company or selling unitholders may sell from time to time pursuant to this prospectus (as may be detailed in prospectus supplements) an indeterminate number of the Units. The actual per Unit price of the Units that the company will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer (see "Plan of Distribution" below).

        The Units are listed on the NYSE under the symbol "BBU" and the TSX under the symbol "BBU.UN".

The Company

        The company is a Bermuda exempted limited partnership that was established on January 18, 2016 under the provisions of the Exempted Partnerships Act 1992 of Bermuda and the Limited Partnership Act 1883 of Bermuda. The company's head and registered office is 73 Front Street, 5th Floor, Hamilton HM 12, Bermuda, and the telephone number is +1.441.294.3309.

        The company was established by Brookfield to be its flagship public company for its business services and industrial operations. The company's operations are primarily located in Canada, Australia, Europe and the United States. The company's sole direct investment is a managing general partnership interest in Brookfield Business L.P. ("Holding LP"), which holds the company's business services and industrial operations assets through Holding LP's subsidiaries and operating entities. The spin-off of the company from Brookfield was completed on June 20, 2016.

RISK FACTORS

        An investment in the Units involves a high degree of risk. Before making an investment decision, you should carefully consider the risk factors incorporated by reference from the company's Annual Report, and the other information incorporated by reference in this prospectus, as updated by the company's subsequent filings with the SEC pursuant to Sections 13(a), 14 or 15(d) of the Exchange Act, which are incorporated herein by reference, and those described in the applicable prospectus supplement. For more information see "Where You Can Find More Information" and "Documents Incorporated by Reference."

REASON FOR THE OFFER AND USE OF PROCEEDS

        Unless the company states otherwise in the applicable prospectus supplement accompanying this prospectus, the company expects to use the net proceeds of the sale of Units by the company for general corporate purposes. The actual application of proceeds from the sale of any particular offering of Units covered by this prospectus will be described in the applicable prospectus supplement relating to the offering. The company will not receive any proceeds from any sales of Units offered by a selling unitholder.

DESCRIPTION OF THE UNITS

        The Units are non-voting limited partnership interests in the company. The company's authorized capital consists of an unlimited number of Units. As of June 30, 2017, there were 51,845,298 Units outstanding (or 107,995,795 Units assuming the exchange of all of the redemption-exchange units of Holding LP beneficially held by Brookfield (the "Redemption-Exchange Units")). The Redemption-Exchange Units are subject to a redemption-exchange mechanism pursuant to which Units may be issued in exchange for Redemption-Exchange Units on a one for one basis. The Units are listed on the NYSE under the symbol "BBU" and on the TSX under the symbol "BBU.UN".

        For more detailed information on the Units and the limited partnership agreement of the company, see "Memorandum and Articles of Association—Description of our Units and our Limited Partnership Agreement" in the company's Annual Report and the other information incorporated by reference in this prospectus, as updated by the company's subsequent filings with the SEC that are incorporated herein by reference. Any material U.S. and Canadian federal income tax considerations related to the Units will be described in a prospectus supplement.

Withdrawal and Return of Capital Contributions

        Holders of the Units are not entitled to the withdrawal or return of capital contributions in respect of Units, except to the extent, if any, that distributions are made to such holders pursuant to the limited partnership agreement or upon the liquidation of the company as described in the Annual Report or as otherwise required by applicable law.

Priority

        Except to the extent expressly provided in the limited partnership agreement, a holder of Units will not have priority over any other holder of the Units, either as to the return of capital contributions or as to profits, losses or distributions.

No Pre-emptive and Redemption Rights

        Unless otherwise determined by the general partner of the company, in its sole discretion, holders of Units will not be granted any pre-emptive or other similar right to acquire additional interests in the company. In addition, holders of the Units do not have any right to have their Units redeemed by the company. At any time after two years from the date of the spin-off, holders of the Redemption-Exchange Units will have the right to require Holding LP to redeem all or a portion of the Redemption-Exchange Units for cash, subject to the company's right to acquire such interests (in lieu of redemption) in exchange for the issuance of the Units to such holders.

No Management or Control

        The company's limited partners, in their capacities as such, may not take part in the management or control of the activities and affairs of the company and do not have any right or authority to act for or to bind the company or to take part or interfere in the conduct or management of the company. Limited partners are not entitled to vote on matters relating to the company, although holders of the Units are entitled to consent to certain matters as described in the limited partnership agreement of the company which may be effected only with the consent of the holders of the percentages of outstanding Units specified in the partnership agreement. Each Unit shall entitle the holder thereof to one vote for the purposes of any approvals of holders of Units.

PLAN OF DISTRIBUTION

New Issues

        The company may sell Units to or through underwriters or dealers. The distribution of Units may be effected from time to time in one or more transactions at a negotiated fixed price or prices, at market prices prevailing at the time of sale, or at prices related to such prevailing market prices. In connection with the sale of Units, underwriters may receive compensation from the company or from purchasers of Units for whom they may act as agents in the form of concessions or commissions.

        The prospectus supplement relating to Units will also set forth the terms of the offering of Units, including the names of any underwriters or dealers, the purchase price or prices of the offered Units, the offering price, the proceeds to the company from the sale of the offered Units, the underwriting discounts and commissions and any discounts, commissions and concessions allowed or reallowed or paid by any underwriter to other dealers.

        Under agreements which may be entered into by the company, underwriters and dealers who participate in the distribution of Units may be entitled to indemnification by the company against certain liabilities, including liabilities under securities legislation in several of the provinces and territories of Canada and in the United States, or to contribution with respect to payments which those underwriters or dealers may be required to make in respect thereof. Those underwriters and dealers may be customers of, engage in transactions with, or perform services for, the company in the ordinary course of business.

        The Units (other than a secondary offering as detailed below) will be a new issue of securities. Certain broker-dealers may make a market in the Units but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any broker-dealer will make a market in the Units or as to the liquidity of the trading market for the Units.

        In connection with any underwritten offering of Units, the underwriters or dealers may over-allot or effect transactions which stabilize or maintain the market price of the Units offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

Secondary Offerings

        This prospectus may also, from time to time, relate to an underwritten offering by one or more selling unitholders of its or their Units. Selling unitholder(s) may sell all or a portion of the Units beneficially owned by them and offered from time to time directly or through one or more underwriters or dealers. Unless otherwise specified in a prospectus supplement, the selling unitholder(s) will be responsible for underwriting discounts or commissions or agent's commissions. The selling unitholder(s) may sell its or their Units in one or more transactions at negotiated fixed prices, at prevailing market prices at the time of the sale, or at varying prices determined at the time of sale. These sales may be effected in transactions which may be structured as block trades or using any other method permitted pursuant to applicable laws, rules and regulations, as described in the applicable prospectus supplement.

        Underwriters or dealers may receive commissions in the form of discounts, concessions or commissions from the selling unitholder(s). In connection with sales of its Units or otherwise, selling unitholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Units in the course of hedging in positions they assume. The selling unitholder(s) may also sell its or their Units short and deliver Units covered by this prospectus to close out short positions and to return borrowed securities in connection with such short sales. The selling unitholder(s) may also loan or pledge the Units to broker-dealers that in turn may sell such Units.

SELLING UNITHOLDERS

        Information about selling unitholders, where applicable, will be set forth in a prospectus supplement, in an amendment to the registration statement of which this prospectus is a part, or in filings the company makes with the SEC under the Exchange Act and incorporated by reference.

 SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES

        The company is organized under the laws of Bermuda. A substantial portion of the company's assets may be located outside of Canada and the United States and certain of its directors, as well as certain of the experts named in this prospectus, may be residents of jurisdictions outside of Canada and the United States. The company has expressly submitted to the jurisdiction of certain state and federal courts in New York and of the Ontario courts and have appointed an attorney for service of process in Ontario and in the United States. However, it may be difficult for investors to effect service within Ontario or elsewhere in Canada or the United States upon those directors and experts who are not residents of Canada or the United States. Furthermore, it may be difficult to realize upon or enforce in Canada or the United States any judgment of a court of Canada or the United States against the company, the directors of the company's general partner or the experts named in this prospectus since a substantial portion of the company's assets and the assets of such persons may be located outside of Canada and the United States.

        The company has been advised by counsel that there is no treaty in force between Canada and Bermuda or the United States and Bermuda providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. As a result, whether a Canadian or U.S. judgment would be capable of being the subject of enforcement proceedings in Bermuda against the company, the company's directors or the experts named in this prospectus depends on whether the Canadian or U.S. court that entered the judgment is recognized by a Bermuda court as having jurisdiction over the company, the directors of the company's general partner or the experts named in this prospectus, as determined by reference to Bermuda conflict of law rules. The courts of Bermuda would issue a final and conclusive judgment in personam in respect of a judgment obtained in a Canadian or U.S. court pursuant to which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) as long as (i) the Canadian or U.S. court had proper jurisdiction over the parties subject to the Canadian or U.S. judgment; (ii) the Canadian or U.S court did not contravene the rules of natural justice of Bermuda; (iii) the Canadian or U.S judgment was not obtained by fraud; (iv) the enforcement of the Canadian or U.S judgment would not be contrary to the public policy of Bermuda; (v) there is due compliance with the correct procedures under the laws of Bermuda.

        In addition to and irrespective of jurisdictional issues, Bermuda courts will not enforce a provision of Canadian or U.S. federal securities laws that is either penal in nature or contrary to public policy. It is the advice of the company's Bermuda counsel that an action brought pursuant to a public or penal law, the purpose of which is the enforcement of a sanction, power or right at the instance of the state in its sovereign capacity, is unlikely to be entertained by Bermuda. Specified remedies available under the laws of Canadian or U.S. jurisdictions, including specified remedies under Canadian securities laws or U.S. federal securities laws, would not likely be available under Bermuda law or enforceable in a Bermuda court, as, among other reasons, they may be contrary to Bermuda public policy. Further, no claim may be brought in Bermuda against the company, the directors of the company's general partner or the experts named in this prospectus in the first instance for a violation of Canadian securities laws or U.S. federal securities laws because these laws have no extraterritorial application under Bermuda law and do not have force of law in Bermuda.

LEGAL MATTERS

        Unless otherwise specified in any applicable prospectus supplement, the validity of the Units and certain other legal matters with respect to the laws of Bermuda will be passed upon, on behalf of the company, by Appleby (Bermuda) Limited, Bermuda counsel to the company. As of the date hereof, the partners and associates of Appleby (Bermuda) Limited beneficially own, directly or indirectly, in aggregate, less than one percent of the company's securities.

 EXPERTS

        The consolidated financial statements, incorporated in this prospectus by reference from the company's Annual Report on Form 20-F, have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The offices of Deloitte LLP are located at 22 Adelaide Street West, Toronto, Ontario, M5H 0A9.

        The report on reserves data by McDaniel & Associates Consultants Ltd. ("McDaniel") and GLJ Petroleum Consultants ("GLJ"), our independent reserves evaluators in respect of our Canadian oil and gas assets, is incorporated by reference in this prospectus in reliance upon the consents of such firms, each of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Each of McDaniel and GLJ beneficially own, directly or indirectly, less than 1% of our Units.

        The report on reserves data by RISC Operations Pty Limited ("RISC"), our independent reserves evaluator in respect of our Austrlian oil and gas assets, is incorporated by reference in this prospectus in reliance upon the consent of such firm, which is filed as an exhibit to the registration statement of which this prospectus forms a part. RISC beneficially owns, directly or indirectly, less than 1% of our Units.

EXPENSES

        The following are the estimated expenses of the offering of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by the company.

SEC and other registration fees	$	*
NYSE and TSX listing fees		**
Blue sky fees and expenses		**
Transfer agent fees		**
Printing and engraving costs		**
Legal fees and expenses		**
Accounting fees and expenses		**
Miscellaneous		**

Total	$	**

*
The company is registering an indeterminate amount of securities under the registration statement of which this prospectus forms a part and in accordance with Rules 456(b) and 457(r), the company is deferring payment of all of the registration fee.

**
The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities.

Brookfield Business Partners L.P.

Limited Partnership Units

PROSPECTUS

September 5, 2017

 PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 8.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The sections of the Registrant's Annual Report entitled "Related Party Transactions—Our Master Services Agreement", "Board Practices—Indemnification and Limitations on Liability"; and "Memorandum and Articles of Association—Description of our Units and our Limited Partnership Agreement—Indemnification" include disclosure relating to the indemnification of the company's directors and officers and are incorporated by reference herein.

ITEM 9.    EXHIBITS

        The following exhibits are filed herewith or incorporated by reference herein:

Exhibit	Description
5.1	Opinion of Appleby (Bermuda) Limited, as to the validity of the Units.
23.1	Consent of Deloitte LLP.
23.2	Consent of GLJ Petroleum Consultants Ltd.
23.3	Consent of McDaniel & Associates Consultants Ltd.
23.4	Consent of RISC Operations Pty Limited.
23.5	Consent of Appleby (Bermuda) Limited (included in the opinion filed as Exhibit 5.1).
24.1	Power of Attorney (included in the signature page).

ITEM 10.    UNDERTAKINGS

        (a)   The undersigned Registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "Commission"), pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20-percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

        Provided, however, that:

        Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   To file a post-effective amendment to this Registration Statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference herein.

          (5)   That for the purpose of determining liability under the Securities Act to any purchaser:

              (i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into this Registration Statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this Registration Statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date; and

          (6)   That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities: the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

        (b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda, on September 5, 2017.

BROOKFIELD BUSINESS PARTNERS L.P., by its general partner, BROOKFIELD BUSINESS PARTNERS LIMITED
By:	/s/ JANE SHEERE Jane Sheere Secretary

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Cyrus Madon, Craig J. Laurie, and Jane Sheere, acting singly, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granted unto said attorney-in-fact and agents, full power and authority to do and to perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them or their substitutes or substitutes, could lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 5, 2017.

Signature	Title

/s/ CYRUS MADON Cyrus Madon	Chief Executive Officer of its service providers (Principal Executive Officer)
/s/ CRAIG J. LAURIE Craig J. Laurie	Chief Financial Officer of its service providers (Principal Financial and Accounting Officer)
/s/ JEFFREY BLIDNER Jeffrey Blidner	Chairman of the Board of Directors
/s/ STEPHEN J. GIRSKY Stephen J. Girsky	Director
/s/ DAVID HAMILL David Hamill	Director
/s/ JOHN LACEY John Lacey	Director
/s/ DON MACKENZIE Don Mackenzie	Director
/s/ PATRICIA ZUCCOTTI Patricia Zuccotti	Director
/s/ ANTHONY GARDNER Anthony Gardner	Director

 AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Brookfield Business Partners L.P. in the United States, on this 5th day of September, 2017.

Authorized U.S. Representative
By:	/s/ CRAIG J. LAURIE
	Name:	Craig J. Laurie
	Title:	Chief Financial Officer of Brookfield Business Partners L.P.

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TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
DOCUMENTS INCORPORATED BY REFERENCE
CAUTION REGARDING FORWARD-LOOKING INFORMATION
SUMMARY
The Offer and Expected Timetable
The Company
RISK FACTORS
REASON FOR THE OFFER AND USE OF PROCEEDS
DESCRIPTION OF THE UNITS
PLAN OF DISTRIBUTION
SELLING UNITHOLDERS
SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES
LEGAL MATTERS
EXPERTS
EXPENSES
PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS
  ITEM 8. INDEMNIFICATION OF DIRECTORS AND OFFICERS
  ITEM 9. EXHIBITS
  ITEM 10. UNDERTAKINGS
AUTHORIZED REPRESENTATIVE